CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the incorporation by reference in this Registration Statement on Form SB-2 of our report dated February 27,2004 except as to Note 12 which is as of March 19, 2004, relating to the financial statements of Chembio Diagnostic Systems, Inc and subsidiary which appears in Chembio Diagnostics, Inc form 8-K, as filed with the Securities and Exchange Commission on May 14, 2004. We also consent to the references to us under the headings "Experts" in such Registration Statement

Lazar Levine & Felix LLP
/s/ Lazar Levine & Felix LLP

June 3, 2004